UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): August 2, 2018

PATRIOT NATIONAL BANCORP, INC.

(Exact Name of Registrant as Specified in Charter)

Connecticut	000-29599	06-1559137
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

900 Bedford Street, Stamford, Connecticut 06901

(Address of Principal Executive Offices) (Zip Code)

(203) 324-7500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

On August 2, 2018, Patriot Bank, N. A. (“Patriot Bank”), a wholly-owned subsidiary of Patriot National Bancorp, Inc. (“Patriot” or the “Company”), Hana Small Business Lending, Inc. (“Hana SBL”) and three wholly-owned subsidiaries of Hana SBL, entered into an amendment (the “Amendment”) to that certain asset purchase agreement dated February 2, 2018 (“Purchase Agreement”). As previously disclosed in the Company’s (i) Current Report on Form 8-K filed by the Company on February 6, 2018; (ii) Annual Report on Form 10-K for the year ended December 31, 2017; and (iii) Quarterly Report on Form 10-Q for the period ended March 31, 2018, the terms of the Purchase Agreement provide that Patriot Bank will acquire Hana SBL’s small business administration lending business for approximately $120 million, subject to purchase price adjustments at closing and the receipt of required governmental and regulatory approvals.

Pursuant to the Amendment, the closing date of the above referenced transaction has been extended from August 2, 2018 to August 1, 2019.

Section 7 – Regulation FD

Item 7.01 Regulation FD Disclosure

On August 6, 2018, the Company issued a press release, a copy of which is attached hereto as Exhibit 99.1, regarding its earnings of the quarter ended June 30, 2018.

The information contained herein and the exhibit attached herewith shall be deemed furnished and not filed.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release of Patriot National Bancorp, Inc., dated August 6, 2018

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PATRIOT NATIONAL BANCORP, INC.

Date: August 6, 2018	By:	/s/ Richard Muskus
Name: Richard Muskus
Title: President